                                                                   Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the captions "Selected Consolidated Financial Data," and "Experts" and to the use of our report dated
January 29, 1999, except for Note 7, as to which the date is June   , 1999, in
Amendment No. 2 to the Registration Statement (Form S-1 No. 333-78813) and related Prospectus of drugstore.com, inc. for the registration of 5,750,000 shares of its common stock.

Seattle, Washington
June   , 1999

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   The foregoing consent is in the form that will be signed upon the completion of the increase in the number of authorized shares described in
Note 7 to the financial statements.

                                          Ernst & Young LLP

Seattle, Washington
June 28, 1999